UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2026

COTERRA ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Memorial City Plaza 840 Gessner Road, Suite 1400 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	CTRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 4, 2026, Coterra Energy Inc., a Delaware corporation (the “Company” or “Coterra”), held a virtual special meeting of stockholders (the “Coterra Special Meeting”) to consider and vote upon proposals to (i) adopt and approve the Agreement and Plan of Merger, dated as of February 1, 2026 (the “Merger Agreement”), by and among Coterra, Devon Energy Corporation, a Delaware corporation (“Devon”), and Cubs Merger Sub, Inc., a Delaware corporation and a wholly-owned, direct subsidiary of Devon (“Merger Sub”), the merger of Merger Sub into Coterra (the “merger”) and the other transactions contemplated by the Merger Agreement (the “Coterra Merger Proposal”); and (ii) approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Coterra’s named executive officers that is based on or otherwise relates to the merger (the “Advisory Compensation Proposal”). Each of the proposals is described in greater detail in the joint proxy statement/prospectus dated March 30, 2026, as supplemented (the “Joint Proxy Statement/Prospectus”), and first mailed to the Company’s stockholders on or about March 30, 2026. The Coterra Adjournment Proposal, as defined and described in the Joint Proxy Statement/Prospectus, was not acted upon at the Coterra Special Meeting. The final voting results as to each proposal acted on at the Coterra Special Meeting are set forth below.

Proposal 1 – The Coterra Merger Proposal

The Coterra Merger Proposal was approved. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
623,592,882	955,933	1,182,150	0

Proposal 2 – The Advisory Compensation Proposal

The Advisory Compensation Proposal was approved. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
570,854,095	53,898,670	978,187	0

Consummation of the transactions contemplated by the Merger Agreement (the “Proposed Transaction”) are subject to the satisfaction of certain customary closing conditions, all as set forth in the Merger Agreement and discussed in detail in the Joint Proxy Statement/Prospectus, which is available on the U.S. Securities and Exchange Commission’s website at www.sec.gov. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Annex A to the Joint Proxy Statement/Prospectus. Assuming the satisfaction of such closing conditions, the Company expects the closing of the transactions contemplated by the Merger Agreement to occur on or about May 7, 2026.

Additional Information and Where to Find It

In connection with the Proposed Transaction, Devon filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, as amended, on March 24, 2026 to register the shares of Devon’s common stock to be issued in connection with the Proposed Transaction. The registration statement on Form S-4 was declared effective by the SEC on March 26, 2026. Each of Devon and Coterra filed a definitive Joint Proxy Statement/Prospectus with the SEC on March 30, 2026 and commenced mailing to their respective stockholders on or about March 30, 2026. Each of Devon and Coterra may also file with or furnish to the SEC other relevant documents regarding the Proposed Transaction. This current report on Form 8-K is not a substitute for the Joint Proxy Statement/Prospectus or any other document that Devon or Coterra has filed or may file with or furnish to the SEC. INVESTORS AND SECURITY HOLDERS OF DEVON AND COTERRA ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT DEVON, COTERRA, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain copies of the registration statement and the Joint Proxy Statement/Prospectus and other documents containing important information about Devon and Coterra free of charge from the SEC’s website. The documents filed by Devon with the SEC may be obtained free of charge at Devon’s website at investors.devonenergy.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Devon by requesting them by mail at Devon, Attn. Investor Relations, 333 West Sheridan Ave, Oklahoma City, OK 73102. The documents filed by Coterra with the SEC may be obtained free of charge at Coterra’s website at investors.coterra.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Coterra by requesting them by mail at Coterra, Attn: Investor Relations, Three Memorial City Plaza, 840 Gessner Road, Suite 1400, Houston, Texas 77024.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTERRA ENERGY INC.

Date: May 4, 2026	By:	/s/ Marcus G. Bolinder
	Name:	Marcus G. Bolinder
	Title:	Corporate Secretary